UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): August 17, 2021

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MNRO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (“Annual Meeting”) of the Company was held on August 17, 2021. At the Annual Meeting, the Company’s holders of common stock voted on each of the matters described below. Approximately 31,695,798 shares (representing 94.59% of total shares of common stock outstanding and entitled to vote) were present at the Annual Meeting either in person or by proxy.

1. The Company’s shareholders elected four directors to Class 2 of the Board of Directors to serve a two-year term and until their successors have been duly elected and qualified at the 2023 annual meeting of shareholders. The number of shares of common stock that (i) voted for the election of each director and (ii) withheld authority to vote for each director, as well as the number of broker non-votes, are set forth in the table below.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Frederick M. Danziger	24,481,906	6,282,313	931,579
Stephen C. McCluski	25,309,427	5,454,792	931,579
Robert E. Mellor	22,593,025	8,171,194	931,579
Peter J. Solomon	25,197,502	5,566,717	931,579

2. The Company’s shareholders elected Michael T. Broderick to Class 1 of the Board of Directors to the remainder of that term and until his respective successor has been duly elected and qualified at the 2022 annual meeting of shareholders. The number of shares of common stock that (i) voted for his election and (ii) withheld authority to vote, as well as the number of broker non-votes, are set forth in the table below.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael T. Broderick	30,555,441	208,778	931,579

3. The Company’s shareholders voted to approve, on an advisory basis, the compensation paid to the Company’s named executive officers. The number of shares of common stock that voted for or against, or that abstained from voting on, the compensation paid to the Company’s named executive officers, as well as the number of broker non-votes, are set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,096,360	649,110	18,749	931,579

4. The Company’s shareholders ratified the re-appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 26, 2022. The number of shares of common stock that voted for or against, or that abstained from voting for, the ratification of the re-appointment of PricewaterhouseCoopers, LLP are summarized in the table below.

Votes For	Votes Against	Abstentions
30,945,418	746,486	3,894

5. With respect to a shareholder proposal to adopt a recapitalization plan (the “Shareholder Proposal”),the number of shares of common stock that voted for or against, or that abstained from voting on, the Shareholder Proposal, as well as the number of broker non-votes, are set forth in the table below. Our Restated Certificate of Incorporation requires the approval of at least 60% of the shares of Class C Convertible Preferred Stock, voting as a separate class or unanimously consenting, to effect or validate any action taken by our common shareholders. The holders of our Class C Convertible Preferred Stock did not vote in favor of the Shareholder Proposal, such that it cannot be effected or validated.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,301,725	3,542,700	803,841	1,047,532

Item 8.01	Voluntary Disclosure of Other Events

On August 17, 2021, the Board of Directors declared a quarterly cash dividend of $.26 per share for the second quarter of the Company’s 2022 fiscal year, ending March 26, 2022. The dividend is payable on September 7, 2021 to shareholders of record as of August 23, 2021, including shares of common stock to which the holders of the Company’s Class C Convertible Preferred Stock are entitled. A copy of the press release announcing the quarterly cash dividend is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release announcing the quarterly cash dividend, dated August 18, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC.
(Registrant)

August 19, 2021	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland,
Executive Vice President - Chief Legal Officer and Secretary